                                                                    EXHIBIT 15.1

                 INDEPENDENT ACCOUNTANTS' ACKNOWLEDGEMENT LETTER


May 6, 2004


To the Board of Directors and Shareholders of Cal Dive International, Inc.:

We are aware of the incorporation by reference in the Registration Statements (Form S-3 (333-103451) and Form S-8 (333-58817, 333-50289 and 333-50205)) of Cal
Dive International, Inc. of our report dated May 6, 2004, relating to the unaudited condensed consolidated interim financial statements of Cal Dive International, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2004.

Very truly yours,

/s/ ERNST & YOUNG LLP

Houston, Texas